UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DOUBLE EAGLE ACQUISITION CORP.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 23, 2017

DOUBLE EAGLE ACQUISITION CORP.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067

NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON [          ], 2017

TO THE SHAREHOLDERS OF DOUBLE EAGLE ACQUISITION CORP.:

You are cordially invited to attend the extraordinary general meeting, which we refer to as the “Extraordinary General Meeting”, of shareholders of Double Eagle Acquisition Corp., which we refer to as “we”, “us”, “our”, “DEAC” or the “Company”, to be held at [          ] Eastern Time on [          ], 2017 at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166. The accompanying proxy statement, which we refer to as the “Proxy Statement”, is dated [          ], 2017, and is first being mailed to shareholders of the Company on or about [          ], 2017. The sole purpose of the Extraordinary General Meeting is to consider and vote upon the following proposals:

•	a proposal to amend the Company’s amended and restated memorandum and articles of association, which we refer to as the “Articles”, in the form set forth in Annex A to the accompanying Proxy Statement, which we refer to as the “Extension Amendment” and such proposal the “Extension Amendment Proposal”, to extend the date by which the Company must (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “business combination”, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem all of the Company’s ordinary shares included as part of the units sold in the Company’s initial public offering that was consummated on September 16, 2015, which we refer to as the “IPO”, from September 16, 2017 to December 31, 2017, which we refer to as the “Extension”, and such later date, the “Extended Date”; and
•	a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, which we refer to as the “Adjournment Proposal”. The Adjournment Proposal will only be presented at the Extraordinary General Meeting if there are not sufficient votes to approve the Extension Amendment Proposal.

Each of the Extension Amendment Proposal and the Adjournment Proposal is more fully described in the accompanying Proxy Statement.

The purpose of the Extension Amendment Proposal is to allow the Company more time to complete its previously announced proposed business combination with Williams Scotsman International, Inc. (“WSII” and together with its subsidiaries, “Williams Scotsman”) pursuant to the Stock Purchase Agreement, dated as of August 21, 2017, as may be amended from time to time (the “Stock Purchase Agreement”), by and among the Company, Williams Scotsman Holdings Corp, a wholly owned subsidiary of the Company (“Holdco Acquiror”, and, together with the Company, the “Acquirors”), Algeco Scotsman Global S.à r.l. and Algeco Scotsman Holdings Kft. (together with Algeco Scotsman Global S.à r.l., the “Sellers”). The Company intends to file a registration statement on Form S-4, including a proxy statement/prospectus, relating to the Williams Scotsmsan business combination (the “registration statement”) as soon as possible.

Our IPO prospectus and Articles provided that the Company has until September 16, 2017 to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), which does not provide sufficient time to complete the SEC review process of the registration statement, hold our shareholder meeting to approve the proposed business combination and close the proposed business combination. The purpose of the Extension Amendment Proposal is to allow the Company more time to complete the William Scotsman business combination, which our board believes is in the best interest of our shareholders. If the Extension Amendment

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Proposal is approved, we will hold another shareholder meeting prior to the Extended Date in order to seek shareholder approval of the proposed business combination with Williams Scotsman.

In connection with the Extension Amendment Proposal, public shareholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding Class A ordinary shares issued in our IPO, which shares we refer to as the “public shares”, and which election we refer to as the “Election”. An Election can be made regardless of whether such public shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal and an Election can also be made by public shareholders who do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting. Public shareholders may make an Election regardless of whether such public shareholders were holders as of the record date. Public shareholders who do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date. In addition, regardless of whether public shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal, or do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting, this shall not affect the right of public shareholders to have the opportunity to redeem all or a portion of their ordinary shares upon completion of an initial business combination.

Based upon the amount in the Trust Account as of June 30, 2017, which was $502,663,076, the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the Trust Account will be approximately $10.05 at the time of the Extraordinary General Meeting. The closing price of the Company’s ordinary shares on the NASDAQ on August 22, 2017, the most recent closing price, was $10.05. The Company cannot assure shareholders that they will be able to sell their ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

The Adjournment Proposal, if adopted, will allow our board to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.

If the Extension Amendment Proposal is not approved and we do not consummate a business combination by September 16, 2017, as contemplated by our IPO prospectus and in accordance with our Articles, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders as shareholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event of our winding up. In the event of a liquidation, neither Double Eagle Acquisition LLC, which we refer to as our “Sponsor”, nor Harry E. Sloan and the company’s executive officers and independent directors, which, together with our Sponsor, we refer to as our “initial shareholders”, will receive any monies held in the Trust Account as a result of their aggregate ownership of the 12,500,000 Class B ordinary shares, which we refer to as the “founder shares”, that are owned by the Sponsor and our other initial shareholders on the date of this Proxy Statement.

The approval of the Extension Amendment Proposal requires a special resolution under the Cayman Islands Companies Law (2016 Revision) (“Cayman Islands Company Law”), being the affirmative vote of the holders of at least two-thirds of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. The

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approval of the Extension Amendment Proposal is essential to the implementation of our board’s plan to extend the date by which we must consummate our initial business combination.

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands Company Law, being the affirmative vote of the holders of a majority of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting.

Our board has fixed the close of business on August 28, 2017 as the record date for determining the Company shareholders entitled to receive notice of and vote at the Extraordinary General Meeting and any adjournment thereof. Only holders of record of the Company’s ordinary shares on that date are entitled to have their votes counted at the Extraordinary General Meeting or any adjournment thereof.

You are not being asked to vote on the proposed business combination with Williams Scotsman at this time. If you are a public shareholder, you will have the right to vote on the proposed business combination with Williams Scotsman when it is submitted to shareholders.

After careful consideration of all relevant factors, the Company’s board has determined that the Extension Amendment Proposal and, if presented, the Adjournment Proposal are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Under Cayman Islands Company Law and the Company’s amended and restated memorandum and articles of association, no other business may be transacted at the Extraordinary General Meeting.

Enclosed is the Proxy Statement containing detailed information concerning the Extension Amendment Proposal, the Adjournment Proposal and the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, we urge you to read this material carefully and vote your ordinary shares.

[          ], 2017

By Order of the Board of Directors

/s/ Jeff Sagansky

President, Chief Executive Officer and Director

Your vote is important. If you are a shareholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. If you are a shareholder of record, you may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Extraordinary General Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will mean that your ordinary shares will not count towards the quorum requirement for the Extraordinary General Meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on [          ], 2017: This notice of extraordinary general meeting and the accompanying Proxy Statement are available at http://www.cstproxy.com/doubleeagleacquisitioncorp/2017.

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DOUBLE EAGLE ACQUISITION CORP.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067

EXTRAORDINARY GENERAL MEETING TO BE HELD ON [          ], 2017

PROXY STATEMENT

The extraordinary general meeting, which we refer to as the “Extraordinary General Meeting”, of shareholders of Double Eagle Acquisition Corp., which we refer to as the “we”, “us”, “our”, “DEAC” or the “Company”, will be held at [          ] Eastern Time on [          ], 2017 at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166, for the sole purpose of considering and voting upon the following proposals:

•	a proposal to amend the Company’s amended and restated memorandum and articles of association, which we refer to as the “Articles”, in the form set forth as Annex A, which we refer to as the “Extension amendment” and which proposal we refer to as the “Extension Amendment Proposal”, to extend the date by which the Company must (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “business combination”, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem all of the Company’s ordinary shares included in its initial public offering on September 16, 2015, which we refer to as the “IPO”, from September 16, 2017 to December 31, 2017, which we refer to as the “Extension”, and which later date we refer to as the “Extended Date”; and
•	a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, which we refer to as the “Adjournment Proposal”. The Adjournment Proposal will only be presented at the Extraordinary General Meeting if there are not sufficient votes to approve the Extension Amendment Proposal.

The purpose of the Extension Amendment Proposal is to allow the Company more time to complete its previously announced proposed business combination with Williams Scotsman International, Inc. (“WSII” and together with its subsidiaries, “Williams Scotsman”) pursuant to the Stock Purchase Agreement, dated as of August 21, 2017, as may be amended from time to time (the “Stock Purchase Agreement”), by and among the Company, Williams Scotsman Holdings Corp, a wholly owned subsidiary of the Company (“Holdco Acquiror”, and, together with the Company, the “Acquirors”), Algeco Scotsman Global S.à r.l. and Algeco Scotsman Holdings Kft. (together with Algeco Scotsman Global S.à r.l., the “Sellers”). The Company intends to file a registration statement on Form S-4, including a proxy statement/prospectus, relating to the Williams Scotsmsan business combination (the “registration statement”) as soon as possible.

Our IPO prospectus and Articles provided that the Company has until September 16, 2017 to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), which does not provide sufficient time to complete the SEC review process of the registration statement, hold our shareholder meeting to approve the proposed business combination and close the proposed business combination. The purpose of the Extension Amendment Proposal is to allow the Company more time to complete the William Scotsman business combination, which our board believes is in the best interest of our shareholders. If the Extension Amendment Proposal is approved, we will hold another shareholder meeting prior to the Extended Date in order to seek shareholder approval of the proposed business combination with Williams Scotsman.

Approval of the Extension Amendment Proposal is a condition to the implementation of the Extension. We will not proceed with the Extension if the number of redemptions of our public shares causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.

In connection with the Extension Amendment Proposal, public shareholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding Class A ordinary shares issued in our IPO, which shares we refer to as the “public shares”, and which election we refer to as the “Election”. An Election can be made regardless of whether such public shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal and an Election can also be made by public shareholders who do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting. Public shareholders may make an Election regardless of whether such public shareholders were holders as of the record date. Public shareholders who do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date. In addition, regardless of whether public shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal, or do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting, this shall not affect the right of public shareholders to have the opportunity to redeem all or a portion of their ordinary shares upon completion of an initial business combination.

The withdrawal of funds from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election, and the amount remaining in the Trust Account may be only a small fraction of the approximately $502,663,076 that was in the Trust Account as of June 30, 2017. In such event, the Company may need to obtain additional funds to complete an initial business combination, and there can be no assurance that such funds will be available on terms acceptable or at all.

If the Extension Amendment Proposal is not approved and we do not consummate a business combination by September 16, 2017, as contemplated by our IPO prospectus and in accordance with our Articles, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law.

There will be no distribution from the Trust Account with respect to the Company’s warrants, which will expire worthless in the event of our winding up. In the event of a liquidation, none of Double Eagle Acquisition LLC, which we refer to as our “Sponsor”, Harry E. Sloan or our independent directors will receive any monies held in the Trust Account as a result of their aggregate ownership of the 12,500,000 Class B ordinary shares, which we refer to as the “founder shares”, that are owned by the Sponsor, Harry E. Sloan and our independent directors on the date of this Proxy Statement.

If the Company liquidates, in order to protect the amounts held in the Trust Account, Harry E. Sloan and Jeff Sagansky have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below a certain threshold. This liability will not apply with respect to any claims by a third-party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, then Messrs. Sloan and Sagansky will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether Messrs. Sloan or Sagansky have sufficient funds to satisfy their indemnity obligations and we have not asked them to reserve for such indemnification obligations. Therefore, we cannot assure you that Messrs. Sloan or Sagansky would be able to satisfy those obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Based upon the amount in the Trust Account as of June 30, 2017, which was $502,663,076, the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the Trust Account will be approximately $10.05 at the time of the Extraordinary

General Meeting. The closing price of the Company’s ordinary shares on the NASDAQ on August 22, 2017, the most recent closing price, was $10.05. Nevertheless, the Company cannot assure you that the per share distribution from the Trust Account, if the Company liquidates, will not be less than $10.00, plus interest, due to unforeseen claims of creditors. The Company cannot assure shareholders that they will be able to sell their ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

If the Extension Amendment Proposal is approved, the Company will, pursuant to the terms of the Trust Agreement, (i) remove from the Trust Account an amount, which we refer to as the “Withdrawal Amount”, equal to the number of public shares properly redeemed multiplied by the per-share price, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares and (ii) deliver to the holders of such redeemed public shares their portion of the Withdrawal Amount. The remainder of such funds shall remain in the Trust Account and be available for use by the Company to complete an initial business combination on or before the Extended Date. Holders of public shares who do not redeem their public shares will retain their redemption rights and their ability to vote on an initial business combination through the Extended Date if the Extension Amendment Proposal is approved.

Our board has fixed the close of business on August 28, 2017 as the record date for determining the Company shareholders entitled to receive notice of and vote at the Extraordinary General Meeting and any adjournment thereof. Only holders of record of the Company’s ordinary shares on that date are entitled to have their votes counted at the Extraordinary General Meeting or any adjournment thereof. On the record date of the Extraordinary General Meeting, there were 62,500,000 ordinary shares outstanding, of which 50,000,000 were public shares and 12,500,000 were founder shares. The founder shares carry voting rights in connection with the Extension Amendment Proposal and the Adjournment Proposal, and we have been informed by our Sponsor and our other initial shareholders that they intend to vote in favor of the Extension Amendment Proposal and the Adjournment Proposal.

This Proxy Statement contains important information about the Extraordinary General Meeting and the proposals. Please read it carefully and vote your shares.

We will pay for the entire cost of soliciting proxies. We have engaged Morrow Sodali LLC, which we refer to as “Morrow”, to assist in the solicitation of proxies for the Extraordinary General Meeting. We have agreed to pay Morrow a fee of $20,000. We will also reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

This Proxy Statement is dated [          ], 2017 and is first being mailed to shareholders on or about [          ], 2017.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this Proxy Statement.

Q. Why am I receiving this Proxy Statement?	A. We are a blank check company incorporated as an exempted company in the Cayman Islands on June 26, 2015, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On September 16, 2015, we consummated our IPO from which we derived gross proceeds of $500,000,000. Like most blank check companies, our Articles provide for the return of our IPO proceeds held in trust to the holders of ordinary shares sold in our IPO if there is no qualifying business combination(s) consummated on or before a certain date (in our case, September 16, 2017). Our board believes that it is in the best interests of the shareholders to continue our existence until the Extended Date in order to allow us more time to complete an initial business combination and is submitting these proposals to our shareholders to vote upon.
Q. What is being voted on?	A. You are being asked to vote on:
• a proposal to amend our Articles to extend the date by which we have to consummate a business combination from September 16, 2017 to December 31, 2017; and
• a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.
The Extension Amendment Proposal is essential to the overall implementation of our board’s plan to extend the date that we have to complete an initial business combination. Approval of the Extension Amendment Proposal is a condition to the implementation of the Extension.If the Extension Amendment Proposal is approved, we will remove the Withdrawal Amount from the Trust Account, deliver to the holders of redeemed public shares their portion of the Withdrawal Amount and retain the remainder of the funds in the Trust Account for our use in connection with consummating a business combination on or before the Extended Date.
We will not proceed with the Extension if redemptions of our public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.
If the Extension Amendment Proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election. We cannot predict the amount that will remain in the Trust Account if the Extension Amendment Proposal is approved and the amount remaining in the Trust Account may be only a small fraction of the approximately $502,663,076 that was in the Trust Account as of June 30, 2017. In such event, we may need to obtain additional funds to complete an initial business combination, and there can be no assurance that such funds will be available on terms acceptable or at all.

If the Extension Amendment Proposal is not approved and we have not consummated a business combination by September 16, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law.
There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event of our winding up. In the event of a liquidation, neither our Sponsor nor our independent directors will receive any monies held in the Trust Account as a result of their ownership of the founder shares.
Q. Why is the Company proposing the Extension Amendment Proposal?	A. Our Articles provide for the return of our IPO proceeds held in trust to the holders of ordinary shares sold in our IPO if there is no qualifying business combination(s) consummated on or before September 16, 2017. We are asking for an extension of this timeframe in order to complete an initial business combination.
Pursuant to the Stock Purchase Agreement, the Holdco Acquiror will purchase from Sellers all of the issued and outstanding shares of common stock, par value $0.01 per share, of Williams Scotsman, resulting in Williams Scotsman becoming a wholly owned subsidiary of the Company. The aggregate purchase price for the business combination is $1.1 billion, of which $1.021 billion will be paid in cash (the “Cash Consideration”) and the remaining $79 million will be paid in the form of common stock of the Holdco Acquiror (the “Stock Consideration”) representing a 10% equity interest in the Holdco Acquiror. The Cash Consideration is expected to be funded from (i) debt financing proceeds of at least $490 million from committed secured debt financing of $900 million, (ii) an equity investment by TDR Capital LLP, or certain of the investors or funds managed by it (collectively, the “TDR Investor”) in an amount equal to the Closing Date Commitment (as defined below) and (iii) cash in the Company’s Trust Account of at least $250 million and up to $500 million. The closing of the business combination is subject to the Company’s receipt of debt financing and an equity investment in an amount equal to the Closing Date Commitment. The closing of the business combination is also subject to certain other conditions, including, among others, approval by the Company’s shareholders of the Stock Purchase Agreement, the business combination and certain other actions related thereto, the consummation of a restructuring transaction relating to Williams Scotsman pursuant to which certain assets of WSII related to the remote accommodation business in the United States and Canada (Target Logistics) of Algeco Group will be transferred to the Sellers or their affiliates (the “Carve-Out Transaction”), the availability of at least $250 million of cash in the Company’s Trust Account, that the Company has at least $125 million of cash on a pro forma basis after giving effect to the consummation of the Business Combination, the absence of certain legal impediments and receipt of consent from the existing lenders of the Sellers and certain of their affiliates.

The foregoing summary of the terms of the Stock Purchase Agreement is qualified in all respects by reference to the complete text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on August 21, 2017.
The proposed business combination with Williams Scotsman qualifies as a “business combination” under the Company’s Articles. However, we may not be able to consummate the business combination with Williams Scotsman by September 16, 2017, given when the Stock Purchase Agreement was signed and the actions that must occur prior to closing.
Our board believes the proposed business combination with Williams Scotsman would be in the best interests of our shareholders, and because we may not be able to conclude a business combination within the permitted time period, we have determined to seek shareholder approval to extend the date by which we have to complete a business combination.
Our board believes that, given our expenditure of time, effort and money on the proposed business combination with Williams Scotsman, circumstances warrant providing public shareholders an opportunity to consider the proposed business combination with Williams Scotsman. Accordingly, our board is proposing the Extension Amendment Proposal to amend our Articles in the form set forth in Annex A hereto to extend the date by which we must (i) consummate a business combination, (ii) cease our operations if we fail to complete such business combination, and (iii) redeem all the public shares (being our ordinary shares included as part of the units sold in our IPO), from September 16, 2017 to December 31, 2017.
You are not being asked to vote on the proposed business combination with Williams Scotsman at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on the proposed business combination with Williams Scotsman when it is submitted to shareholders and the right to redeem your public shares for cash in the event the proposed business combination is approved and completed or we have not consummated a business combination by the Extended Date.
Q. Why should I vote “FOR” the Extension Amendment Proposal?	A. Our board believes shareholders may benefit from the opportunity for us to consummate an initial business combination through to the Extended Date and is proposing the Extension Amendment Proposal to amend our Articles in the form set forth in Annex A to extend the date by which we must (i) consummate a business combination, (ii) cease our operations if we fail to complete such business combination, and (iii) redeem all of our ordinary shares included as part of the units sold in our IPO, from September 16, 2017 to December 31, 2017.

Our Articles provide that if our shareholders approve an amendment to our Articles that would affect the substance or timing of our obligation to redeem all of our public shares if we do not complete our business combination before September 16, 2017, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. We believe that this provision of the Articles was included to protect our shareholders from having to sustain their investments for an unreasonably long period if we failed to find a suitable business combination in the timeframe contemplated by the Articles. We also believe, however, that given our expenditure of time, effort and money on seeking an initial business combination, circumstances warrant providing those who believe they might find a potential business combination to be an attractive investment with an opportunity to consider such a transaction, if we are successful in agreeing an initial business combination and allowing our shareholders the opportunity to consider and approve such a transaction.
Our board recommends that you vote in favor of the Extension Amendment Proposal.
Q. Why should I vote “FOR” the Adjournment Proposal?	A. If the Adjournment Proposal is not approved by our shareholders, our board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.
Q. How do the Company’s initial shareholders intend to vote their shares?	A. Our Sponsor owns 6,337,771 founder shares, Harry E. Sloan owns 6,087,500 founder shares and our other independent directors collectively own 75,000 founder shares. The founder shares represent 20% of our outstanding ordinary shares. The founder shares carry voting rights in connection with the Extension Amendment Proposal and the Adjournment Proposal, and we have been informed by our Sponsor and our other initial shareholders that they intend to vote in favor of the Extension Amendment Proposal and the Adjournment Proposal.
In addition, our initial shareholders, directors, officers, advisors or their affiliates may purchase our shares in privately negotiated transactions or in the open market either prior to the Extraordinary General Meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the Extraordinary General Meeting may include an agreement with a selling shareholder that such shareholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Extension Amendment Proposal and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood of that the resolutions to be put to the Extraordinary General Meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from shareholders who would otherwise have voted against the Extension Amendment Proposal and elected to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Extension Amendment Proposal.
Q. What vote is required to adopt the Extension Amendment Proposal?	A. The approval of the Extension Amendment Proposal requires a special resolution under the Cayman Islands Companies Law (2016 Revision) (the “Cayman Islands Company Law”), being the affirmative vote of the holders of at least two-thirds of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting.

Q. What vote is required to approve the Adjournment Proposal?	A. The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands Company Law, being the affirmative vote of the holders of a majority of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting.
Q. What if I do not want to vote “FOR” the Extension Agreement Proposal?	A. If you do not want the Extension Amendment Proposal to be approved, you must vote “AGAINST” the proposal. If the Extension Amendment Proposal is approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the Trust Account and paid to the redeeming holders. You will still be entitled to make the Election if you vote against, abstain or do not vote on the Extension Amendment Proposal.
Q. Will you seek any further extensions to liquidate the Trust Account?	A. Other than the extension until the Extended Date as described in this Proxy Statement, we do not anticipate seeking any further extension to consummate a business combination.
Q. What happens if the Extension Amendment Proposal is not approved?	A. If the Extension Amendment Proposal is not approved and we have not consummated a business combination by September 16, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law.
There will be no distribution from the Trust Account with respect to our warrants which will expire worthless in the event we wind up.
In the event of a liquidation, neither our Sponsor nor our other initial shareholders will receive any monies held in the Trust Account as a result of its ownership of the founder shares.
Q. If the Extension Amendment Proposal is approved, what happens next?	A. We are continuing our efforts to identify potential acquisition targets and complete an initial business combination.
Upon approval of the Extension Amendment Proposal by the requisite number of votes, the amendments to our Articles that are set forth in Annex A hereto will become effective. We will remain a reporting company under the Exchange Act and our units, ordinary shares and warrants will remain publicly traded.
If the Extension Amendment Proposal is approved, the removal of the Withdrawal Amount from the Trust Account will reduce the amount remaining in the Trust Account and increase the percentage interest of our ordinary shares held by our Sponsor and our other initial shareholders as a result of their ownership of the founder shares.

Q. What happens to the Company warrants if the Extension Amendment Proposal is not approved?	A. If the Extension Amendment Proposal is not approved and we have not consummated a business combination by September 16, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event of our winding up.
Q. What happens to the Company’s warrants if the Extension Amendment Proposal is approved?	A. If the Extension Amendment Proposal is approved, we will retain the blank check company restrictions previously applicable to us and continue to attempt to consummate an initial business combination until the Extended Date. The public warrants will remain outstanding and only become exercisable 30 days after the completion of an initial business combination, provided we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise warrants on a cashless basis).
Q. If I do not exercise my redemption rights now, would I still be able to exercise my redemption rights in connection with any future initial business combination?	A. Even if you do not elect to redeem your shares at this time, you will be able to exercise redemption rights in respect of any future initial business combination, subject to any limitations set forth in our Articles.
Q. How do I change my vote?	A. You may change your vote by sending a later-dated, signed proxy card to Eli Baker, the Company’s Vice President, General Counsel and Secretary, at Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067, so that it is received prior to the Extraordinary General Meeting or by attending the Extraordinary General Meeting in person and voting. You also may revoke your proxy by sending a notice of revocation to the same address, which must be received by our secretary prior to the Extraordinary General Meeting.
Please note, however, that if on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, custodian bank, or other nominee then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. If your shares are held in street name, and you wish to attend the Extraordinary General Meeting and vote at the Extraordinary General Meeting, you must bring to the Extraordinary General Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q. How are votes counted?	A. Votes will be counted by the inspector of election appointed for the Extraordinary General Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. The Extension Amendment Proposal must be approved as a special resolution under the Cayman Islands Company Law, being the affirmative vote of the holders of at least two-thirds of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting.
Accordingly, a Company shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting means that such shareholder’s ordinary shares will not count towards the quorum requirement for the Extraordinary General Meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Accordingly, a Company shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting will not be counted towards the number of ordinary shares required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Adjournment Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established, but will not count as a vote cast at the Extraordinary General Meeting.
Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. If your shares are held by your broker as your nominee, which we refer to as being held in “street name”, you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.
Q. What is a Quorum requirement?	A. A quorum of our shareholders is necessary to hold a valid Extraordinary General Meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the outstanding ordinary shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy. As of the record date for the Extraordinary General Meeting, 31,250,001 ordinary shares would be required to achieve a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Extraordinary General Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement, but will not count as a vote cast at the Extraordinary General Meeting. In the absence of a quorum, the chairman of the meeting has power to adjourn the Extraordinary General Meeting.
Q. Who can vote at the Extraordinary General Meeting?	A. Only holders of record of our ordinary shares at the close of business on August 28, 2017 are entitled to have their vote counted at the Extraordinary General Meeting and any adjournments or postponements thereof. On this record date, 62,500,000 ordinary shares were outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Extraordinary General Meeting or vote by proxy. Whether or not you plan to attend the Extraordinary General Meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Extraordinary General Meeting unless you request and obtain a valid proxy from your broker or other agent.
Q. Does the board recommend voting for the approval of the Extension Amendment Proposal and the Adjournment Proposal?	A. Yes. After careful consideration of the terms and conditions of these proposals, our board has determined that the Extension Amendment and, if presented, the Adjournment Proposal are in the best interests of the Company and its shareholders. The board recommends that our shareholders vote “FOR” the Extension Amendment Proposal and the Adjournment Proposal.
Q. What interests do the Company’s Sponsor and other initial shareholders, including the Company’s directors and officers have in the approval of the proposals?	A Our Sponsor and other initial shareholders, including the Company’s directors and officers, have interests in the proposals that may be different from, or in addition to, your interests as a shareholder. These interests include ownership of founder shares and warrants that may become exercisable in the future and loans by them that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extension Amendment Proposal — Interests of Our Sponsor and our other initial shareholders, including our directors and officers”.
Q. Do I have appraisal rights if I object to the Extension Amendment Proposal?	A. Our shareholders do not have appraisal rights in connection with the Extension Amendment Proposal under Cayman Islands law.
Q. What do I need to do now?	A. We urge you to read carefully and consider the information contained in this Proxy Statement, including the annexes, and to consider how the proposals will affect you as our shareholder. You should then vote as soon as possible in accordance with the instructions provided in this Proxy Statement and on the enclosed proxy card.
Q. How do I vote?	A. If you are a holder of record of our ordinary shares, you may vote in person at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Extraordinary General Meeting and vote in person if you have already voted by proxy.
If your ordinary shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Extraordinary General Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q. How do I redeem my ordinary shares?	A. Each of our public shareholders may submit an election that, if the Extension is implemented, such public shareholder elects to redeem all or a portion of his public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. You will also be able to redeem your public shares in connection with any shareholder vote to approve a proposed business combination, or if we have not consummated a business combination by the Extended Date.
In order to tender your ordinary shares for redemption, you must elect either to physically tender your share certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, or to deliver your shares to the transfer agent electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) system, which election would likely be determined based on the manner in which you hold your shares. You should tender your ordinary shares in the manner described above prior to 5:00 p.m. Eastern Time on September [ ], 2017 (two business days before the Extraordinary General Meeting).
Q. What should I do if I receive more than one set of voting materials?	A. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.
Q. Who is paying for this proxy solicitation?	A. We will pay for the entire cost of soliciting proxies. We have engaged Morrow Sodali LLC, which we refer to as “Morrow”, to assist in the solicitation of proxies for the Extraordinary General Meeting. We have agreed to pay Morrow a fee of $20,000. We will also reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Q. Who can help answer my questions?	A. If you have questions about the proposals or if you need additional copies of the Proxy Statement or the enclosed proxy card you should contact our proxy solicitor:
Morrow Sodali LLC 470 West Avenue, 3rd Floor Stamford, Connecticut 06902 Individuals call toll-free: (800) 662-5200 Banks and brokerage, please call (203) 658-9400 Email: DEAC.info@Morrowsodali.com
If you have questions regarding the certification of your position or delivery of your ordinary shares, please contact:
Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, New York 10004 Attention: Mark Zimkind E-mail: mzimkind@continentalstock.com
You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this Proxy Statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may”, “expect”, “anticipate”, “contemplate”, “believe”, “estimate”, “intends”, and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our shareholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this Proxy Statement provides examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the Trust Account, unanticipated delays in the distribution of the funds from the Trust Account and our ability to identify suitable acquisition targets and complete an initial business combination. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

BACKGROUND

Double Eagle

We are a blank check company incorporated as a Cayman Islands exempted company on June 26, 2015, to serve as a vehicle for the acquisition of a target business through effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

There are currently 62,500,000 ordinary shares, par value $0.0001 per share, of the Company issued and outstanding, consisting of 50,000,000 public shares originally sold as part of the units issued in our IPO and 12,500,000 founder shares.

On September 16, 2015, we consummated our IPO of 50,000,000 units, including the issuance of 2,000,000 units as a result of the underwriters’ partial exercise of their over-allotment option. Each unit consists of one Class A ordinary share and one warrant. Each warrant entitles the holder thereof to purchase one-half of one Class A ordinary share at a price of $5.75 per one-half share ($11.50 per whole share). The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $500,000,000. Prior to the consummation of the IPO, on July 1, 2015, our Sponsor purchased 12,218,750 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. The number of founder shares issued was determined based on the expectation that the IPO would be 42,500,000 units and therefore that such founder shares would represent, on an as-converted basis, 20% of the outstanding public shares under the IPO. On July 29, 2015, our Sponsor transferred 6,109,375 founder shares to Harry E. Sloan for a purchase price of $12,500 (the same per share purchase price initially paid by the Sponsor). On August 27, 2015, our Sponsor and Mr. Sloan transferred an aggregate of 25,000 founder shares on a pro rata basis to each of our independent directors at their original purchase price. On August 27, 2015, Mr. Sloan transferred 665,500 founder shares to the Sponsor. On September 10, 2015, we effected a share capitalization of approximately .129 shares for each outstanding founder share, resulting in our initial shareholders holding an aggregate of 13,800,000 founder shares. Following the IPO, an aggregate of 1,300,000 of the founder shares (consisting of 1,271,771 shares held by the Sponsor, an aggregate of 9,705 shares held by our independent directors and 18,524 shares held by Mr. Sloan) were surrendered to us for no consideration due to the partial exercise by the underwriters of their over-allotment option.

Simultaneously with the consummation of the IPO, we consummated the private sale of an aggregate of 19,500,000 warrants, each exercisable to purchase one-half of one Class A ordinary share at $5.75 per one-half share ($11.50 per whole share), to the Sponsor, Harry E. Sloan and the Company’s independent directors (and/or one or more of their estate planning vehicles) at a price of $0.50 per warrant, generating gross proceeds, before expenses, of $9,750,000 (the “private placement”). The warrants sold in the private placement, or the “private placement warrants”, are identical to the warrants included in the units sold in the IPO, except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the Company completes its initial business combination and (iii) they may be exercised by the holders on a cashless basis. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Upon the closing of the IPO and the private placement, an amount of $500,000,000 ($10.00 per share) from the net proceeds of the sale of the public units in the IPO and the private placement warrants was placed in a Trust Account with Continental Stock Transfer & Company acting as trustee and invested in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the Trust Account as described below. As of December 31, 2016, no funds had been withdrawn from the Trust Account.

Our Sponsor and our other initial shareholders, including our directors and officers, have interests in the proposals that may be different from, or in addition to, your interests as a shareholder. These interests include ownership of founder shares and warrants that may become exercisable in the future and loans by them that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extension Amendment Proposal — Interests of Our Sponsor and our other initial shareholders, including our directors and officers”.

On the record date of the Extraordinary General Meeting, there were 62,500,000 ordinary shares outstanding, of which 50,000,000 were public shares and 12,500,000 were founder shares. The founder shares carry voting rights in connection with the Extension Amendment Proposal and the Adjournment Proposal, and we have been informed by our Sponsor and our other initial shareholders that they intend to vote in favor of the Extension Amendment Proposal and the Adjournment Proposal.

The founder shares are identical to the public shares except that (i) the initial shareholders have agreed to waive their redemption rights in connection with the business combination with respect to the founder shares and any public shares they may purchase, and to waive their redemption rights with respect to the founder shares if the Company fails to complete a business combination by September 16, 2017 and (ii) the founder shares are subject to certain transfer restrictions, whereby the initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of (A) one year after the completion of the Company’s initial business combination, or earlier if, subsequent to the Company’s initial business combination, the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Lock Up Period”).

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) are also subject to certain transfer restrictions, as described above.

The mailing address is Company’s principal executive office is 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067.

The Proposed Business Combination with Williams Scotsman

Pursuant to the Stock Purchase Agreement, the Holdco Acquiror will purchase from Sellers all of the issued and outstanding shares of common stock, par value $0.01 per share, of Williams Scotsman, resulting in Williams Scotsman becoming a wholly owned subsidiary of the Company. The aggregate purchase price for the Business Combination is $1.1 billion, of which $1.021 billion will be Cash Consideration and the remaining $79 million will be Stock Consideration representing a 10% equity interest in the Holdco Acquiror. The Cash Consideration is expected to be funded from (i) debt financing proceeds of at least $490 million from committed secured debt financing of $900 million, (ii) an equity investment by the TDR Investor in an amount equal to the Closing Date Commitment (as defined below) and (iii) cash in the Company’s Trust Account of at least $250 million and up to $500 million. The closing of the Business Combination is subject to the Company’s receipt of debt financing and an equity investment in an amount equal to the Closing Date Commitment. The closing of the Business Combination is also subject to certain other conditions, including, among others, approval by the Company’s shareholders of the Stock Purchase Agreement, the Business Combination and certain other actions related thereto, the consummation of a restructuring transaction relating to Williams Scotsman pursuant to which certain assets of WSII related to the remote accommodation business in the United States and Canada (Target Logistics) of Algeco Group will be transferred to the Sellers or their affiliates (the “Carve-Out Transaction”), the availability of at least $250 million of cash in the Company’s Trust Account, that the Company has at least $125 million of cash on a pro forma basis after giving effect to the consummation of the Business Combination, the absence of certain legal impediments and receipt of consent from the existing lenders of the Sellers and certain of their affiliates.

In connection with the closing of the business combination, the Sellers and the Acquirors will enter into an exchange agreement pursuant to which the shares of the Holdco Acquiror issued to the Sellers as the Stock Consideration will be exchangeable for shares of capital stock of the Company. The Sellers and the Acquirors will enter into a shareholders agreement setting forth certain rights and obligations of the Sellers as minority shareholders of the Holdco Acquiror. In addition, our Sponsor and Harry E. Sloan (together with the Sponsor, the “Founders”) will deposit into escrow their founder shares and agree to a lock-up of their warrants that are exchangeable for the capital stock of the Company (the “founder warrants”). Pursuant to an earnout agreement to be entered into at the closing of the business combination, the founder shares and the founder warrants will be released from escrow to the Founders and/or transferred to the TDR Investor upon the achievement of certain earnout targets. The Company, the Sellers and the TDR Investor will enter into a registration rights agreement providing for demand, shelf and piggyback registration rights with respect to shares of the Company’s capital stock that they may receive pursuant to the TDR Investor’s equity commitment, the earnout agreement or the exchange agreement. The Founders, the TDR Investor and the Company also will enter into a nominating agreement pursuant to which the TDR Investor and the Founders will be granted rights to nominate individuals to the Company’s board of directors based on their respective ownership percentages of the Company’s common stock as set forth therein. The parties will enter into certain other ancillary agreements, including a transition services agreement pursuant to which the Sellers and the Acquirors will provide the other parties with certain transition services following the closing of the business combination.

In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, (i) the Company entered into an equity commitment letter with the TDR Investor (the “Equity Commitment Letter”) and (ii) the Holdco Acquiror entered into a debt commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, Canada Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG, New York Branch, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Lending Partners LLC, Credit Suisse AG and Credit Suisse Securities (USA) LLC (collectively, the “Commitment Parties”). Pursuant to the terms of the Equity Commitment Letter, the TDR Investor has committed to purchase, or cause the purchase of, shares of capital stock of the Company at a cash purchase price of $9.60 per share in an amount necessary to fund the Cash Consideration and the expenses relating to the business combination after taking into account the debt financing proceeds and the Trust Account proceeds that are available to the Company (the “Closing Date Commitment”), which amount shall not exceed $500 million. In addition, in connection with certain acquisitions, the TDR Investor has committed to purchase, or cause the purchase of, shares of capital stock of the Company at a cash purchase price of $10.00 per share in an amount equal to the difference between $500 million and the amount of the Closing Date Commitment (the “Post-Closing Commitment”), which amount, together with the Closing Date Commitment, shall not exceed $500 million. Pursuant to the terms of the Debt Commitment Letter, the Commitment Parties committed to make available to the Holdco Acquiror, at closing, a senior secured revolving credit facility in the aggregate principal amount of $600 million (the “ABL Facility”) and, to the extent the Holdco Acquiror does not receive $300 million of gross proceeds from the issuance of senior secured notes on the Closing Date, $300 million aggregate principal amount of increasing rate loans (the “Bridge Loans”).

You are not being asked to vote on the proposed business combination with Williams Scotsman at this time. If the Extension is implemented and you do not elect to redeem your public shares in connection with the Extension, you will retain the right to vote on the proposed business combination with Williams Scotsman when it is submitted to shareholders and the right to redeem your public shares for cash from the Trust Account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

THE EXTENSION AMENDMENT PROPOSAL

The Extension Amendment Proposal

The Company is proposing to amend its Articles to extend the date by which the Company has to consummate a business combination to the Extended Date.

The Extension Amendment Proposal is essential to the overall implementation of the board’s plan to allow the Company more time to complete an initial business combination. Approval of the Extension Amendment Proposal is a condition to the implementation of the Extension.

If the Extension Amendment Proposal is not approved and we have not consummated a business combination by September 16, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law.

The purpose of the Extension Amendment Proposal is to allow the Company more time to complete its previously announced proposed business combination with Williams Scotsman International, Inc. (“WSII” and together with its subsidiaries, “Williams Scotsman”) pursuant to the Stock Purchase Agreement, dated as of August 21, 2017, as may be amended from time to time (the “Stock Purchase Agreement”), by and among the Company, Williams Scotsman Holdings Corp, a wholly owned subsidiary of the Company (“Holdco Acquiror”, and, together with the Company, the “Acquirors”), Algeco Scotsman Global S.à r.l. and Algeco Scotsman Holdings Kft. (together with Algeco Scotsman Global S.à r.l., the “Sellers”). The Company intends to file a registration statement on Form S-4, including a proxy statement/prospectus, relating to the Williams Scotsmsan business combination (the “registration statement”) as soon as possible.

Our IPO prospectus and Articles provided that the Company has until September 16, 2017 to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), which does not provide sufficient time to complete the SEC review process of the registration statement, hold our shareholder meeting to approve the proposed business combination and close the proposed business combination. The purpose of the Extension Amendment Proposal is to allow the Company more time to complete the William Scotsman business combination, which our board believes is in the best interest of our shareholders. If the Extension Amendment Proposal is approved, we will hold another shareholder meeting prior to the Extended Date in order to seek shareholder approval of the proposed business combination with Williams Scotsman.

A copy of the proposed amendments to the Articles of the Company is attached to this Proxy Statement in Annex A.

Reasons for the Extension Amendment Proposal

The Company’s IPO prospectus and Articles provide that the Company has until September 16, 2017 to complete the purposes of the Company including, but not limited to, effecting a business combination under its terms. The Company’s IPO prospectus and Articles stated that if the Company’s shareholders approve an amendment to the Company’s Articles that would affect the substance or timing of the Company’s obligation to redeem all of the Company’s public shares if it does not complete its business combination before September 16, 2017, the Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. Because the Company believes the opportunity for us to consummate an initial business combination through to the Extended Date to be in the best interests of the Company’s shareholders, the Company has determined to seek shareholder approval to extend the time for closing a business combination beyond September 16, 2017 to the Extended Date.

We believe that the foregoing provision of the Articles was included to protect Company shareholders from having to sustain their investments for an unreasonably long period if the Company failed to find a suitable business combination in the timeframe contemplated by the Articles. We also believe, however, that given the Company’s expenditure of time, effort and money on seeking an initial business combination, circumstances warrant providing those who believe they might find a potential business combination to be an attractive investment with an opportunity to consider such a transaction, if we are successful in completing an initial business combination and allowing our shareholders the opportunity to consider and approved such a transaction.

If the Extension Amendment Proposal is Not Approved

The approval of the Extension Amendment Proposal is essential to the implementation of our board’s plan to extend the date by which we must consummate our initial business combination.

If the Extension Amendment Proposal is not approved and we have not consummated a business combination by September 16, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law.

There will be no distribution from the Trust Account with respect to the Company’s warrants which will expire worthless in the event we wind up. In the event of a liquidation, neither our Sponsor nor our independent directors will receive any monies held in the Trust Account as a result of their ownership of the founder shares.

If the Extension Amendment Proposal is Approved

If the Extension Amendment Proposal is approved, the Company will amend the Articles in the form of the amendments set forth in Annex A hereto to extend the time it has to complete a business combination until the Extended Date. The Company will remain a reporting company under the Exchange Act and its units, ordinary shares and warrants will remain publicly traded. The Company will then continue to work to complete the Business Combination by the Extended Date.

You are not being asked to vote on the proposed business combination with Williams Scotsman at this time. If the Extension is implemented and you do not elect to redeem your public shares in connection with the Extension, you will retain the right to vote on the proposed business combination with Williams Scotsman when it is submitted to shareholders and the right to redeem your public shares for cash from the Trust Account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment Proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account. The Company cannot predict the amount that will remain in the Trust Account if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account may be only a small fraction of the approximately $502,663,076 that was in the Trust Account as of June 30, 2017. We will not proceed with the Extension if redemptions of our public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.

Redemption Rights

If the Extension Amendment Proposal is approved, and the Extension is implemented, each public shareholder may seek to redeem his public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. Holders of public shares who do not elect to redeem their public shares in connection with the Extension will retain the right to redeem their public shares in connection with any shareholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the Extended Date.

TO DEMAND REDEMPTION, PRIOR TO [5:00 P.M.] EASTERN TIME ON SEPTEMBER [          ], 2017 (TWO BUSINESS DAYS BEFORE THE EXTRAORDINARY GENERAL MEETING), YOU SHOULD ELECT EITHER TO PHYSICALLY TENDER YOUR SHARE CERTIFICATES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY OR TO DELIVER YOUR SHARES TO THE TRANSFER AGENT ELECTRONICALLY USING DTC’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN), AS DESCRIBED HEREIN. YOU SHOULD ENSURE THAT YOUR BANK OR BROKER COMPLIES WITH THE REQUIREMENTS IDENTIFIED ELSEWHERE HEREIN.

In order to tender your ordinary shares for redemption, you must elect either to physically tender your share certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, or to deliver your shares to the transfer agent electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) system, which election would likely be determined based on the manner in which you hold your shares. You should tender your ordinary shares in the manner described above prior to [5:00 p.m.] Eastern Time on September [          ], 2017 (two business days before the Extraordinary General Meeting).

Through the DWAC system, this electronic delivery process can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Such shareholders will have less time to make their investment decision than those shareholders that deliver their shares through the DWAC system. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote on the Extension Amendment Proposal at the Extraordinary General Meeting will not be redeemed for cash held in the Trust Account on the redemption date. In the event that a public shareholder tenders its shares and decides prior to the vote at the Extraordinary General Meeting that it does not want to redeem its shares, the shareholder may withdraw the tender. If you delivered your ordinary shares for redemption to our transfer agent and decide prior to the vote at the Extraordinary General Meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public shareholder tenders shares and the Extension Amendment Proposal is not approved, these shares will not be redeemed and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Extension Amendment Proposal will not be approved. The Company anticipates that a public shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Extension

Amendment Proposal would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public shareholders that make the Election until such shares are redeemed for cash or returned to such shareholders.

If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. Based upon the amount in the Trust Account as of June 30, 2017, which was $502,663,076, the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the Trust Account will be approximately $10.05 at the time of the Extraordinary General Meeting. The closing price of the Company’s ordinary shares on the NASDAQ on August 22, 2017, the most recent closing price, was $10.05.

If you exercise your redemption rights, you will be exchanging your shares of the Company’s ordinary shares for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption and tender your share certificate(s) to the Company’s transfer agent prior to the vote on the Extension Amendment Proposal at the Extraordinary General Meeting. The Company anticipates that a public shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Extension Amendment Proposal would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR SHAREHOLDERS EXERCISING REDEMPTION RIGHTS

General

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to holders of our ordinary shares that elect to have their shares redeemed for cash pursuant to the exercise of redemption rights through an Election. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our ordinary shares that hold such ordinary shares as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to shareholders electing to have their shares redeemed for cash pursuant to the exercise of redemption rights through an Election in light of their particular circumstances, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own five percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or
•	Redeeming U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares or warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your own tax advisor.

EACH SHAREHOLDER IS URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE EXERCISE OF REDEMPTION RIGHTS THROUGH AN ELECTION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Federal Income Tax Considerations to Redeeming U.S. Holders

For purposes of this discussion, a “Redeeming U.S. Holder” is a beneficial owner of ordinary shares that so redeems its shares and is:

•	an individual citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Tax Treatment of the Redemption — In General

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the tax treatment of a Redeeming U.S. Holder for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the redeemed ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of the redeemed ordinary shares, the Redeeming U.S. Holder will be treated as described under “ — Redemption as Sale” below. If the redemption does not qualify as a sale of the redeemed ordinary shares, the Redeeming U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below under “ — Redemption as Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares treated as held by the Redeeming U.S. Holder (including any shares constructively owned by the Redeeming U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of ordinary shares generally will be treated as a sale of the redeemed ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the Redeeming U.S. Holder, (ii) results in a “complete termination” of the Redeeming U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the Redeeming U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a Redeeming U.S. Holder takes into account not only our shares actually owned by the Redeeming U.S. Holder, but also our shares that are constructively owned by such Redeeming U.S. Holder. A Redeeming U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the Redeeming U.S. Holder has an interest or that have an interest in such Redeeming U.S. Holder, as well as any shares the Redeeming U.S. Holder has a right to acquire by exercise of an option, which would generally include our shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the Redeeming U.S. Holder immediately following the redemption must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the Redeeming U.S. Holder immediately before the redemption. There will be a complete termination of a Redeeming U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the Redeeming U.S. Holder are redeemed or (ii) all of our shares actually owned by the Redeeming U.S. Holder are redeemed and the Redeeming U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the Redeeming U.S. Holder does not constructively own any other shares of ours. The redemption will not be essentially equivalent to a dividend to a Redeeming U.S. Holder if the redemption results in a “meaningful reduction” of such Redeeming U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a Redeeming U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “ — Redemption as Distribution” below. After the application of those rules, any remaining tax basis of the Redeeming U.S. Holder in the redeemed shares will be added to the Redeeming U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the Redeeming U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

Tax Treatment of the Redemption — Redemption as Sale

Subject to the PFIC rules discussed below, if the redemption is treated as a sale to a Redeeming U.S. Holder, such Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such Redeeming U.S. Holder’s adjusted basis in the shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the Redeeming U.S. Holder’s holding period for the shares redeemed exceeds one year at the time of the redemption. It is unclear, however, whether the redemption rights associated with our shares may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations. Shareholders who hold different blocks of shares (generally, shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Tax Treatment of the Redemption — Redemption as Distribution

Subject to the PFIC rules discussed below, if the redemption is treated as a corporate distribution to a Redeeming U.S. Holder, such Redeeming U.S. Holder generally will be required to include in gross income the consideration paid to such Redeeming U.S. Holder as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such amounts treated as dividends paid by us generally will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to a non-corporate Redeeming U.S. Holder, under tax laws currently in effect, such amounts treated as dividends generally will be treated as “qualified dividends,” which are taxed at the lower applicable long-term capital gains rate, only if our ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC during the taxable year in which the distribution is made or the preceding taxable year, and certain other requirements are met. No assurance can be given that such preferential rates of tax will apply to such amounts treated as dividends paid on our ordinary shares held by a Redeeming U.S. Holder. In addition, for purposes of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the shareholder’s “holding period.” Redeeming U.S. Holders should consult their own tax advisers regarding the availability of such lower rate for any amounts treated as dividends paid by us.

Amounts treated as distributions which are in excess of our current or accumulated earnings and profits generally will be applied against and reduce the Redeeming U.S. Holder’s basis in its shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares.

As these rules are complex, beneficial owners considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. tax purposes in any taxable year in which either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) on average, at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we met the PFIC asset or income test for our initial taxable year ended December 31, 2015 and our taxable year ending December 31, 2016. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. The determination of whether we are or have been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status. Accordingly, the IRS or a court considering the matter may not agree with our analysis of whether or not we are or were a PFIC during any taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a Redeeming U.S. Holder of our shares or warrants and, in the case of our shares, the Redeeming U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the Redeeming U.S. Holder held (or was deemed to hold) shares or a timely “mark to market” election, in each case as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the Redeeming U.S. Holder on the sale or other disposition of its shares or warrants (which would include the redemption, if such redemption is treated as a sale under the rules discussed under the heading “ — Tax Treatment of the Redemption — In General,” above); and
•	any “excess distribution” made to the Redeeming U.S. Holder (generally, any distributions to such Redeeming U.S. Holder during a taxable year of the Redeeming U.S. Holder that are greater than 125% of the average annual distributions received by such Redeeming U.S. Holder in respect of the shares during the three preceding taxable years of such Redeeming U.S. Holder or, if shorter, such Redeeming U.S. Holder’s holding period for the shares), which may include the redemption to the extent such redemption is treated as a distribution under the rules discussed under the heading “ — Tax Treatment of the Redemption — In General,” above.

Under these special rules:

•	the Redeeming U.S. Holder’s gain or excess distribution will be allocated ratably over the Redeeming U.S. Holder’s holding period for the shares or warrants;
•	the amount allocated to the Redeeming U.S. Holder’s taxable year in which the Redeeming U.S. Holder recognized the gain or received the excess distribution, or to the period in the Redeeming U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the Redeeming U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the Redeeming U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the Redeeming U.S. Holder.

In general, if we are determined to be a PFIC, a Redeeming U.S. Holder may avoid the PFIC tax consequences described above in respect to our shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the Redeeming U.S. Holder in which or with which our taxable year ends. In general, a QEF election must be made on or before the due date (including extensions) for filing such Redeeming U.S. Holder’s tax return for the taxable year for which the election relates. A Redeeming U.S.

Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A Redeeming U.S. Holder may not make a QEF election with respect to its warrants to acquire our shares. As a result, if a Redeeming U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the Redeeming U.S. Holder held the warrants. If a Redeeming U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares (or has previously made a QEF election with respect to our shares), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the Redeeming U.S. Holder held the warrants), unless the Redeeming U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the Redeeming U.S. Holder will have a new basis and holding period in the shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our warrants. A Redeeming U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. Redeeming U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a Redeeming U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a Redeeming U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the Redeeming U.S. Holder to make and maintain a QEF election, but there can be no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a Redeeming U.S. Holder has made a QEF election with respect to our shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the Redeeming U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, Redeeming U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such Redeeming U.S. Holders. The tax basis of a Redeeming U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the Redeeming U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, a determination that we are a PFIC for any particular year will generally apply for subsequent years to a Redeeming U.S. Holder who held shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A Redeeming U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the Redeeming U.S. Holder holds (or is deemed to hold) our shares and receives the requisite PFIC annual information statement, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such Redeeming U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the Redeeming U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the Redeeming U.S. Holder holds (or is deemed to hold) our shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a Redeeming U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the Redeeming U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the Redeeming U.S. Holder makes a valid mark-to-market election for the first taxable year of the Redeeming U.S. Holder in which the Redeeming U.S. Holder holds (or is deemed to hold) shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its shares. Instead, in general, the Redeeming U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its shares at the end of its taxable year over the adjusted basis in its shares. The Redeeming U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its shares over the fair market value of its shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The Redeeming U.S. Holder’s basis in its shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Redeeming U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, Redeeming U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the Redeeming U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a Redeeming U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. Redeeming U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A Redeeming U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the Redeeming U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, may result in substantial penalties and the extension of the period of limitations on assessment and collection of U.S. federal income taxes.

The application of the PFIC rules is extremely complex. Shareholders considering participating in the redemption should consult with their own tax advisors concerning the application of the PFIC rules in their particular circumstances.

U.S. Federal Income Tax Considerations to Redeeming Non-U.S. Holders

For purposes of this discussion, a “Redeeming Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) who or that so elects to have its shares redeemed and is not a Redeeming U.S. Holder.

Except as otherwise discussed in this section, a Redeeming Non-U.S. Holder who elects to have its shares redeemed will generally be treated in the same manner as a Redeeming U.S. Holder for U.S. federal income tax purposes. See the discussion above under “U.S. Federal Income Tax Considerations to Redeeming U.S. Holders.”

Any Redeeming Non-U.S. Holder will not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless:

•	such Redeeming Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the redemption takes place and certain other conditions are met; or
•	such Redeeming Non-U.S. Holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by such holder in the United States), in which case the Redeeming Non-U.S. Holder will generally be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange, and a corporate Redeeming Non-U.S. Holder may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Redeeming Non-U.S. Holder may be subject to U.S. withholding tax at a rate of 30%, unless the Redeeming Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. Dividends received by a Redeeming Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividends are attributable to a permanent establishment maintained by the Redeeming Non-U.S. Holder in the United States), will be taxed as discussed above under “U.S. Federal Income Tax Considerations to Redeeming U.S. Holders.” In addition, dividends received by a corporate Redeeming Non-U.S. Holder that are effectively connected with such Redeeming Non-U.S. Holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

As these rules are complex, shareholders considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

In general, proceeds from the exercise of redemption rights may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a Redeeming U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Redeeming Non-U.S. Holder generally can eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All shareholders are urged to consult their own tax advisors regarding the possible implications of FATCA on their redemption decision.

The foregoing discussion of U.S. federal income tax considerations is included for general purposes only. All shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of electing to exercise redemption rights in connection with the Extension Amendment.

THE EXTRAORDINARY GENERAL MEETING

Date, Time and Place. The Extraordinary General Meeting of the Company’s shareholders will be held at [          ] Eastern Time on [          ], 2017 at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting, if you owned the Company’s ordinary shares at the close of business on August 28, 2017, the record date for the Extraordinary General Meeting. You will have one vote per proposal for each share of Company ordinary shares you owned at that time. The Company warrants do not carry voting rights.

Votes Required. The approval of the Extension Amendment Proposal requires a special resolution under the Cayman Islands Company Law, being the affirmative vote of the holders of at least two-thirds of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting.

On the record date of the Extraordinary General Meeting, there were 62,500,000 ordinary shares outstanding, of which 50,000,000 were public shares and 12,500,000 were founder shares. Each of the Company’s ordinary shares entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment Proposal approved, you must vote “AGAINST” the Extension Amendment. The Company anticipates that a public shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Extension Amendment Proposal would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment Proposal.

Proxies; Board Solicitation; Proxy Solicitor. Your proxy is being solicited by the Company board on the proposals to approve the Extension Amendment Proposal being presented to shareholders at the Extraordinary General Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Extraordinary General Meeting. No recommendation is being made as to whether you should elect to redeem your shares. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the Extraordinary General Meeting if you are a holder of record of the Company’s ordinary shares. You may contact Morrow at:

Morrow Sodali LLC 470 West Avenue, 3rd Floor Stamford, Connecticut 06902 Individuals call toll-free: (800) 662-5200 Banks and brokerage, please call (203) 658-9400 Email: DEAC.info@Morrowsodali.com

Required Vote

The approval of the Extension Amendment Proposal requires a special resolution under the Cayman Islands Company Law, being the affirmative vote of the holders of at least two-thirds of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting.

If the Extension Amendment Proposal is not approved, the Extension Amendment will not be implemented and the Company will be required by its Articles to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders’ rights as shareholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the other requirements of other applicable law. The approval of the Extension Amendment Proposal is essential to the implementation of our board’s plan to extend the date by which we must consummate our initial business combination.

In addition, our initial shareholders, directors, officers, advisors or their affiliates may purchase our shares in privately negotiated transactions or in the open market either prior to the Extraordinary General Meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the Extraordinary General Meeting may include an agreement with a selling shareholder that such shareholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Extension Amendment Proposal and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood of that the resolutions to be put to the Extraordinary General Meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from shareholders who would otherwise have voted against the Extension Amendment Proposal and elected to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Extension Amendment Proposal proposals. None of our initial shareholders, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Interests of Our Initial Shareholders

When you consider the recommendation of our board, you should keep in mind that our initial shareholders, officers and members of our board have interests that may be different from, or in addition to, your interests as a shareholder. These interests include, among other things, the interests listed below:

•	If we do not consummate a business combination transaction by September 16, 2017, which is 24 months from the closing of our IPO, or by the Extended Date if the Extension Amendment Proposal is approved by the requisite number of votes, we would cease all operations except for the purpose of winding up, redeeming all of the outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, dissolving and liquidating, subject in each case to our obligations under the Cayman Islands Company Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 12,500,000 founder shares owned by our Sponsor and our other initial shareholders would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares if we fail to complete a business combination within the required period. Our Sponsor purchased the founder shares prior to our IPO for an aggregate purchase price of $25,000, or approximately $0.002 per share. Such founder shares had an aggregate market value of $125,625,000 based upon the closing price of $10.05 per share on the NASDAQ on August 22, 2017, the most recent closing price.
•	In addition, simultaneously with the closing of our IPO, we consummated the sale of 19,500,000 private placement warrants at a price of $0.50 per warrant in a private placement to our Sponsor, Harry E. Sloan and the Company’s independent directors (and/or one or more of their estate planning vehicles). The warrants are each exercisable to purchase one-half of one ordinary share at $11.50 per whole share. If we do not consummate a business combination transaction by September 16, 2017, or by the Extended Date if the Extension Amendment Proposal is approved by the requisite number of votes, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public shareholders and these warrants will be worthless. The private placement warrants had an aggregate market value of $9,360,000 based upon the closing price of $0.48 per warrant on the NASDAQ on August 22, 2017, the most recent closing price.
•	Our directors and executive officers may continue to be directors and officers of any acquired business after the consummation of an initial business combination. As such, in the future they will receive any cash fees, stock options or stock awards that a post-business combination board of directors determines to pay to its directors and executive officers if they continue as directors and officers following such initial business combination.

•	In order to protect the amounts held in the Trust Account, Messrs. Sloan and Sagansky have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third-party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.
•	In addition, following consummation of an initial business combination, our Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to us and remain outstanding.
•	In addition, in order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“working capital loans”). If the Company completes a business combination, the Company would repay the working capital loans out of the proceeds held in the Trust Account released to the Company. Otherwise, the working capital loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. Up to $1,500,000 of working capital loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such working capital loans, if any, have not been determined and no written agreements exist with respect to the working capital loans.
•	Following consummation of an initial business combination, our Sponsor, our officers and directors and their respective affiliates would be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by us from time to time, made by our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if we fail to consummate a business combination within the applicable period, our Sponsor and our officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

The Board’s Reasons for the Extension Amendment Proposals and Its Recommendation

As discussed below, after careful consideration of all relevant factors, our board has determined that the Extension Amendment Proposal is in the best interests of the Company and its shareholders. Our board has approved and declared advisable adoption of the Extension Amendment Proposal, and recommends that you vote “FOR” such proposal.

Our IPO prospectus and Articles provided that the Company has until September 16, 2017 to complete the purposes of the Company including, but not limited to, effecting a business combination under its terms. The Company’s IPO prospectus and Articles stated that if the Company’s shareholders approve an amendment to the Company’s Articles that would affect the substance or timing of the Company’s obligation to redeem all of the Company’s public shares if it does not complete a business combination before September 16, 2017, the Company will provide its public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. Because the Company believes that the opportunity to consummate an initial business combination through to the Extended Date to be in the best interests of the Company’s shareholders, the Company has determined to seek shareholder approval to extend the time for closing an initial business combination beyond September 16, 2017 to the Extended Date.

The Company is not asking you to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination in the future and the right to redeem your public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares, in the event a proposed business combination is completed or the Company has not consummated an initial business combination by the Extended Date.

The Company’s Articles provide that if the Company’s shareholders approve an amendment to the Company’s Articles that would affect the substance or timing of the Company’s obligation to redeem all of the Company’s public shares if the Company does not complete its business combination before September 16, 2017, the Company will provide its public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including pro-rata interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, divided by the number of then outstanding public shares. We believe that this provision of the Articles was included to protect the Company shareholders from having to sustain their investments for an unreasonably long period if the Company failed to find a suitable business combination in the timeframe contemplated by the Articles. We also believe that, given the Company’s expenditure of time, effort and money on seeking an initial business combination, circumstances warrant providing those who believe they might find a potential business combination to be an attractive investment with an opportunity to consider such a transaction, if we are successful in agreeing an initial business combination and allowing our shareholders the opportunity to consider and approve such a transaction.

After careful consideration of all relevant factors, the Company’s board determined that the Extension Amendment Proposal is in the best interests of the Company and its shareholders.

Our Board unanimously recommends that our shareholders vote “FOR” the approval of the Extension Amendment Proposal.

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our board to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal. In no event will our board adjourn the Extraordinary General Meeting beyond September 16, 2017.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, our board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.

Vote Required for approval

The Adjournment Proposal must be approved as an ordinary resolution under the Cayman Islands Company Law, being the affirmative vote of the holders of a majority of the then issued and outstanding ordinary shares who, being present and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of the Board

Our Board unanimously recommends that our shareholders vote “FOR” the approval of the Adjournment Proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s ordinary shares as of August 22, 2017, the record date based on information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company’s ordinary shares, by:

•	each person known by us to be the beneficial owner of more than 5% of our 62,500,000 ordinary shares;
•	each of our officers and directors; and
•	all our officers and directors as a group.

As of the record date, there were a total of 62,500,000 ordinary shares outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Issued and Outstanding Ordinary Shares
Double Eagle Acquisition LLC (the Sponsor) (2)(3)	6,337,771	10.1%
Jeff Sagansky (2)(3)	6,337,771	10.1%
Harry E. Sloan (2)	6,087,500	9.7%
Dennis A. Miller (2)	25,000	*
Fredric D. Rosen (2)	25,000	*
James M. McNamara (2)	25,000	*
Wellington Management Group LLP (4)	4,168,065	6.7%
Alyeska Investment Group LP (5)	4,000,000	6.4%
TD Asset Management Group Inc. (6)	3,869,300	6.2%

(1)	This table is based on 62,500,000 ordinary shares outstanding as of the date of this Proxy Statement. Unless otherwise noted, the business address of each of the following entities or individuals is c/o Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067.
(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in our Amended and Restatement Memorandum and Articles of Incorporation.
(3)	Represents 100% of the founder shares held by the Sponsor. Mr. Sagansky has voting and dispositive control over the shares held by the Sponsor.
(4)	According to a Form 13F filed on behalf of Wellington Management Group LLP (“WMG”), WMG has beneficial ownership over the shares reported. The business address of this shareholder is 280 Congress Street, Boston, MA 02210.
(5)	According to a Schedule 13G filed December 31, 2016 on behalf of Alyeska Investment Group, L.P. (“AIGLP”), Alyeska Investment Group, LLC, a Delaware limited liability company (“AIG”), Alyeska Fund 2 GP, LLC, a Delaware limited liability company (“AF2”) and Anand Perekh, an individual, AIGLP, AIG, AF2, and Mr. Perekh share beneficial ownership over the shares reported. The business address for this shareholder is 77 West Wacker Drive, 7th Floor, Chicago, IL, 60601.
(6)	According to a Schedule 13G filed December 31, 2016 on behalf of TD Asset Management Inc. (“TDAM”), TDAM has beneficial ownership over the shares reported. The business address of this shareholder is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting by submitting their proposals in writing to our Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2018 annual general meeting, our Secretary must receive the written proposal at our principal executive offices not later than January 23, 2018. Shareholder proposals should be addressed to:

Double Eagle Acquisition Corp.
Attention: Eli Baker
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067

Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of ordinary shares owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

If the Extension Amendment Proposal is not approved, there will be no annual meeting in 2018.

Nomination of Director Candidates

You may propose director candidates for consideration by our Board of Directors. Any such recommendations should include the nominee’s name, age, business address, residence address, principal occupation or employment, the class or series and number of ordinary shares that are owned beneficially or of record by the nominee and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and should be directed to our Secretary at the address set forth above.

In addition, the shareholder must give timely notice to our Secretary to provide sufficient time to enable the Company to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual general meeting.

Availability of our Articles

You may contact our Secretary at our principal executive offices for a copy of our Articles.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•	if the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067, to inform us of his or her request; or
•	if a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this Proxy Statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this Proxy Statement or if you have questions about the proposals to be presented at the Extraordinary General Meeting, you should contact the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Shareholders, please call toll free: (800) 662-5200
Banks and Brokerage Firms, please call collect: (203) 658-9400
Email: DEAC.info@Morrowsodali.com

You may also obtain these documents by requesting them in writing from the Company by addressing such request to Eli Baker, the Company’s Vice President, General Counsel and Secretary, at Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067.

If you are a shareholder of the Company and would like to request documents, please do so by September [          ], 2017, in order to receive them before the Extraordinary General Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

ANNEX A

PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF DOUBLE EAGLE ACQUISITION CORP.

DOUBLE EAGLE ACQUISITION CORP.
(the “Company”)
RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

It is resolved as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)	amending Article 49.4(a) by deleting the following introduction of such sub-section:
“the Company does not consummate a Business Combination by twenty-four months after the closing of the IPO:”
and replacing it with the following:
“the Company does not consummate a Business Combination by 31 December 2017”;
(b)	amending Article 49.4(b) by deleting the words:

“within 24 months from the date of the closing of the IPO”

and replacing them with the words:

“by December 31, 2017”; and

(c)	adding a new Article 49.10 as follows:
“49.10:	If the Company seeks to amend this Article 49 prior to the consummation of a Business Combination or the distribution of the Trust Fund (notwithstanding Section 49.1), the Company shall provide holders of Shares issued in the IPO with the opportunity to have such Shares redeemed by the Company for an amount equal to their pro rata share of the Trust Fund in connection with such amendment.”.

A-1

DOUBLE EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON [          ], 2017

The undersigned, revoking any previous proxies relating to these shares with respect to the Extension Amendment Proposal and the Adjournment Proposal hereby acknowledges receipt of the notice and Proxy Statement, dated [          ], 2017, in connection with the Extraordinary General Meeting to be held at [          ] Eastern Time on [          ], 2017 at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166, for the sole purpose of considering and voting upon the following proposals, and hereby appoints [          ] and [          ] as Chairmen of the Extraordinary General Meeting, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the ordinary shares of Double Eagle Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on [          ], 2017:

This notice of extraordinary general meeting and the accompanying Proxy Statement are available at
http://www.cstproxy.com/doubleeagleacquisitioncorp/2017.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.	Please mark votes as indicated in this example	☒

Proposal 1 – Extension of Corporate Life
Amend the Company’s amended and restated memorandum and articles of association to extend the date that the Company has to consummate a business combination from September 16, 2017 to December 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Check here for address change and indicate the correct address below: ☐

Proposal 2 – Adjournment
Adjourn the Extraordinary General Meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 or Proposal 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Date: ___________________ , 2017

______________________________
Signature

______________________________
Signature (if held jointly)
Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL NOT COUNT TOWARDS THE QUORUM REQUIREMENT FOR THE EXTRAORDINARY GENERAL MEETING AND YOUR ORDINARY SHARES WILL NOT BE VOTED. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.